INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Dialogic Corporation on Form S-8 of our reports dated February 15, 1996, appearing in and incorporated by reference in the Annual Report on Form 10-K of Dialogic Corporation for the year ended December 31, 1995.



DELOITTE & TOUCHE LLP
New York, New York
August 30, 1996